SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2003

SSI SURGICAL SERVICES, INC

(Exact name of registrant as specified in charter)

New York	2-85008-NY	11-2621408
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5776 Hoffner Avenue, Suite 200, Orlando, Florida		32822
(Address of Principal Executive Offices)		(Zip Code)

(407) 249-1946

(Registrant’s telephone number, including area code)

Item 6.	Resignation of Registrant’s Director.

On December 11, 2003, Todd Riddell tendered his resignation as President and Chief Executive Officer of SSI Surgical Services, Inc., effective December 31, 2003. The resignation is not the result of any disagreement with SSI Surgical Services, Inc. on any matter relating to its operations, policies or practices. A copy of the press release announcing Mr. Riddell’s resignation is filed as Exhibit 99.1 to this Form 8-K.

The Board of Directors has named Christopher E. Tihansky as President and Chief Executive Officer of SSI Surgical Services, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SSI SURGICAL SERVICES, INC.

/s/ PAUL A. D’ALESIO

Paul A. D’Alesio Chief Financial Officer

Date: December 15, 2003